Exhibit 99.1

First Breach Adds Inspection Equipment and Secures Strategic Supply Agreements to Support Ammunition Production

Primer agreement provides ability to purchase up to 20 million primers per month alongside additional inspection equipment and strengthened raw material sourcing

HAGERSTOWN, MD / ACCESS Newswire / November 3, 2026 / First Breach Inc. (NASDAQ:FBDT) (“First Breach” or the “Company”), an American-made defense technologies company focused on vertically integrated ammunition production and next-generation unmanned aerial systems, today announced an agreement with a strategic supplier that gives the Company the ability to purchase up to 20 million primers per month. First Breach has also received two additional pieces of ammunition inspection equipment and entered into a separate agreement with a key raw material supplier to support reliable material availability as production scales.

These developments build on the Company’s previously announced investment in loading and inspection equipment at its Hagerstown, Maryland facility and support its plans to scale ammunition production toward capacity of up to 20 million rounds per month as it expands on its current seven-day production schedule and transitions toward 24-hour operations.

The primer agreement supplements First Breach’s existing vendor relationships, providing an additional source for one of the two finished ammunition components the Company purchases externally. Primers and propellant powder are the only finished ammunition components First Breach sources from outside suppliers; the Company manufactures its other components in-house, including brass cups, casings, projectiles, lead cores and lead wire.

The two additional inspection units supplement equipment acquired earlier this year and are intended to expand inspection throughput at the Company’s ISO 9001:2015-certified Hagerstown facility. Together with rigorous quality controls throughout production, the added inspection capability is designed to support higher ammunition volumes while maintaining precision and consistency.

The raw material agreement strengthens access to the materials First Breach smelts and processes in-house, helping align sourcing with its planned production ramp. More favorable supply terms support the reliability and availability of these materials, providing a strategic advantage as manufacturing scales.

“Equipment capacity must be matched by dependable material supply and consistent quality control,” said Jeffrey Low, CEO of First Breach. “These steps bring our sourcing and inspection capabilities into closer alignment with our production plans. We are building on our investments in Hagerstown to support higher output and respond reliably to growing customer demand.”

About First Breach

First Breach Inc. is an ISO 9001:2015 certified, American-made defense technologies company focused on manufacturing match-grade ammunition components, finished ammunition, and developing next-generation unmanned aerial systems for commercial, law enforcement, and military markets. The Company manufactures its products in-house at its Hagerstown, Maryland facility, where it produces brass cups, casings, projectiles, lead cores, lead wire, and completed ammunition with rigorous quality control standards. First Breach is also advancing its drone strategy through the development of U.S.-made unmanned systems, leveraging advanced engineering, robotics, ISR and sensor technologies, and precision manufacturing capabilities to address evolving defense, homeland security, law enforcement, and commercial requirements across domestic and international markets.

For more information, please visit: First Breach Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include statements regarding the Company’s expectations, beliefs, plans, objectives, strategies, future events, future performance, business prospects, growth initiatives, acquisitions, market opportunities, capital resources, operational objectives, and other statements that are predictive in nature. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations, assumptions, and beliefs regarding future developments and their potential effect on the Company. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in economic, business, market, competitive, regulatory, technological, legal, and geopolitical conditions; the Company’s ability to execute its business strategy; access to capital and financing; customer demand; industry developments; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update, revise, or publicly disclose any revisions to any forward-looking statements to reflect events, circumstances, or changes in expectations occurring after the date of this press release.

Investor Relations

Frank Pogubila

Partner

Integrous Communications

Phone: 951.946.5288

Email: fpogubila@integcom.us

Website: www.firstbreach.com

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SOURCE: First Breach